Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940 and 333-30647 and Form S-3 Nos. 333-142083, 333-133252, 333-46067) of MasTec, Inc. of our reports dated February 27, 2008 relating to the consolidated financial statements and the effectiveness of MasTec, Inc’s internal control over financial reporting which appear in this Form 10-K.
/s/ BDO Seidman LLP
Miami, Florida
February 27, 2008